QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

                 We consent to the incorporation by reference in Registration Statement No. 333-60298 of Primal Solutions, Inc. on Form S-8 of our report dated February 14, 2003 (such report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for goodwill and other tangible assets in 2002), appearing in this Annual Report on Form 10-KSB of Primal Solutions, Inc. for the fiscal year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 28, 2003

QuickLinks

INDEPENDENT AUDITORS' CONSENT